Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-4002 of Klamath First Bancorp, Inc. on Form S-8 of our report dated November 20, 2001, appearing in the Annual Report on Form 10-K of Klamath First Bancorp, Inc. and subsidiaries for the year ended September 30, 2001.


/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
December 28, 2001